Exhibit 10.3

AMENDMENT TO STOCK PURCHASE AGREEMENT

This Amendment to Stock Purchase Agreement is entered into as of March 25, 2008 (“Amendment”) by and among Linkwell Corporation, a Florida corporation (“Linkwell”), Linkwell Tech Group, Inc., a Florida corporation and wholly-owned subsidiary of Linkwell (“Linkwell Tech”), Shanghai Likang Biological High-Tech Company, Ltd., a Chinese company (“Likang Biological”), Xuelian Bian, an individual, and Shanghai Likang Pharmaceutical Technology Co., Ltd. a Chinese company (together with Xuelian Bian, hereinafter referred to as the “Shareholders”).

RECITALS

WHEREAS, on April 6, 2007, Linkwell, Linkwell Tech, Likang Biological and the Shareholders (the “Parties”) entered into a Stock Purchase Agreement (the “Purchase Agreement”);

WHEREAS, pursuant to the terms of the Purchase Agreement, Linkwell Tech was to acquire 100% of the issued and outstanding capital stock of Likang Biological from the Shareholders for 1,000,000 newly issued restricted shares of Linkwell’s authorized common stock;

WHEREAS, the Parties desire to change the consideration to be paid by Linkwell Tech to the Shareholders to acquire 100% of the issued and outstanding capital stock of Likang Biological from the aforementioned 1,000,000 shares to (i) two hundred thousand dollars ($200,000)  to be paid in cash and (ii) 500,000 newly issued restricted shares of Linkwell’s authorized common stock (the “Purchase Price”), and to make other modifications to the Purchase Agreement as set forth herein; and

WHEREAS, pursuant to Section 11.2 of the Purchase Agreement, the parties thereto, may amend or modify the Purchase Agreement only by an instrument of equal formality signed by the parties or the duly authorized representatives of the parties.

NOW THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.    Defined Terms. Capitalized terms not otherwise defined in this Amendment shall have the meaning prescribed to them in the Purchase Agreement.

2.    Amendments to Purchase Agreement. The Purchase Agreement is hereby amended as follows:

(a)    All references to in the Purchase Agreement to “1,000,000” shall be deleted and replaced with “500,000” and, as such, the definition of “Linkwell Shares” in the Purchase Agreement and this Amendment shall mean 500,000 newly issued restricted shares of Linkwell’s authorized common stock.

(b)    Recital B is hereby deleted in its entirety and replaced with the following:

“B.    Linkwell Tech intends to acquire 100% of the issued and outstanding capital stock of Likang Biological, making Likang Biological a wholly-owned subsidiary of Linkwell Tech, and the Shareholders desire to sell 100% of their shares of Likang Biological capital stock to Linkwell Tech for (i) two hundred thousand dollars ($200,000) to be paid in cash and (ii) the Linkwell Shares.”

(c)    Recital D is hereby deleted in its entirety and replaced with the following:

“D.    It is the intention of the parties hereto that: (i) Linkwell Tech shall acquire 100% of the issued and outstanding capital stock of Likang Biological in exchange for (i) two hundred thousand dollars ($200,000) to be paid in cash shares and (ii) the Linkwell Shares (the "Exchange"); and (ii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, (the "Act") and under the applicable securities laws of the state or jurisdiction where the Shareholders reside.”

(d)    Section 1 shall now be called “CONSIDERATION.”

(e)    Section 1.1 is hereby deleted in its entirety and replaced with the following:

“1.1 Purchase of Shares. Likang Biological and the Shareholders hereby agree that the Shareholders shall, on the Closing Date, sell 100% of their issued and outstanding shares of the capital stock of Likang Biological (the “Biological Shares”) to Linkwell Tech in exchange (the “Exchange”) for (i) two hundred thousand dollars ($200,000) to be paid in cash and (ii) the Linkwell Shares (the “Purchase Price”).”

(f)    Section 1.2 is hereby deleted in its entirety and replaced with the following:

“1.2 Delivery. On the Closing Date, the Shareholders will deliver to Linkwell Tech the stock certificates representing 100% of the Biological Shares, duly endorsed (or with executed stock powers) so as to make Linkwell Tech the 100% owner of Likang Biological and Linkwell Tech shall pay the Purchase Price to the Shareholders or its nominee.”

(g)    Section 1.4 is hereby deleted in its entirety and replaced with the following:

“1.4 Conditions Precedent. Payment of the Purchase Price shall be conditional upon (a) the Shareholders completing a review of the financial, trading and legal position of Likang Biological; (b) Likang Biological obtaining all the necessary consent, authorization and approval from the relevant regulatory authorities, its board of directors and/or its shareholders;”

(h)    Section 5 is hereby deleted in its entirety and shall be intentionally omitted.

(i)    All references to the Closing Date and to the date on which the Closing shall take place found in “Section 10” refer to March 25, 2008.

3.    Representations and Warranties. Likang Biological and the Shareholders hereby represent and warrant to Linkwell Tech as follows:

(a)    Likang Biological and the Shareholders, severally and not jointly, have all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Likang Biological and the Shareholders and constitutes the legal, valid and binding obligation of Likang Biological and the Shareholders, enforceable in accordance with its terms.

(b)    The execution, delivery and performance by Likang Biological and the Shareholders of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Likang Biological or the Shareholders, or the articles of incorporation or by-laws of Likang Biological, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Likang Biological or the Shareholders is a party or by which it or its properties may be bound or affected.

(c)    All of the representations and warranties contained in Section 2 of the Purchase Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

4.    This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.    Counterparts of this Amendment (or applicable signature pages hereof) that are manually signed and delivered by facsimile transmission shall be deemed to constitute signed original counterparts hereof and shall bind the parties signing and delivering in such manner.

6.    This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Florida (without giving effect to any conflicts or choice of laws provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction) and together with the Purchase Agreement, embodies the complete agreement and understanding among the Parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

7.    No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Purchase Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have set their hands and seals hereunto as of the date first set forth above.

Linkwell Corporation

By:	/s/ Xuelian Bian
Name:	Xuelian Bian
Its:	Chairman

Linkwell Tech Group, Inc.

By:	/s/ Wei Guan
Name:	Wei Guan
Its:	Director

Shanghai Likang Biological High-Tech Company, Ltd.

By:	/s/ Xuelian Bian
Name:	Xuelian Bian
Its:	President

Shareholders:

/s/ Xuelian Bian
Name: Xuelian Bian
Address:

Shanghai Likang Pharmaceutical Technology Co., Ltd.

By:	/s/ Bing Chen
Name:	Bing Chen
Its:	President